Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY
for
MOOG INC.
       This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Moog Inc. (“Moog”) made pursuant to the prospectus, dated                     , 2005 (the “Prospectus”), if certificates for the outstanding 6 1/4% Senior Subordinated Notes due 2015 of Moog (the “Old Notes”) are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach JPMorgan Chase Bank, N.A., as exchange agent (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated letter of transmittal (or facsimile thereof) must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Holders of Old Notes who have previously validly delivered a notice of guaranteed delivery pursuant to the procedures outlined above and as further described in the Prospectus are not required to use this form. Holders of Old Notes who have previously validly tendered Old Notes for exchange or who validly tender Old Notes for exchange in accordance with this Form may withdraw any Old Notes so tendered at any time prior to the Expiration Date. See the Prospectus under the heading “The Exchange Offer” for a more complete description of the tender and withdrawal provisions. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.
Delivery To:
JPMorgan Chase Bank, N.A.

By First Class/ Registered/ Certified Mail: JPMorgan Chase Bank, N.A Worldwide Securities Services P.O. Box 2320 Dallas, Texas 75221-2320	By Express Delivery Only: JPMorgan Chase Bank, N.A. Worldwide Securities Services 2001 Bryan St., 9th Floor Dallas, Texas 75201	By Hand Only: JPMorgan Chase Bank, N.A. Worldwide Securities Services Window 4 New York Plaza — 1st Floor New York, New York 10004
By Facsimile: (214) 468-6494
Attention: Mr. Frank Ivins
Confirmation of Receipt:
(214) 468-6464
      Delivery of this instrument to an address other than as set forth above, or transmission of this instrument via facsimile other than as set forth above, will not constitute a valid delivery.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Prospectus) under the Instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided on the signature box in the Letter of Transmittal.

Ladies and Gentlemen:
      Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of each of which is hereby acknowledged, the undersigned hereby tenders to Moog the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offer-Guaranteed Delivery Procedures” section of the Prospectus.

Principal amount of 6 1/4% Senior Subordinated Notes Due 2015 Tendered:*	If 6 1/4% Senior Subordinated Notes will be delivered by book entry transfer to the Depository Trust Company, provided account number.
$	Account Number:

Certificate Nos. (if available):

Total Principal Amount Represented by Old Notes Certificate(s):
$

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

Signature(s) of Owner(s) or Authorized Signatory	Date

X

Signature(s) of Owner(s) or Authorized Signatory	Date
Area Code and Telephone Number:

Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.
Please print name(s) and address(es)
Name(s):

Capacity:

Address(es):

*	Must be in denominations of principal amount of $1,000 and any integral multiple thereof.
GUARANTEE
(Not to be used for signature guarantees)
     The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby (a) represents that the immediately preceding named person(s) “own(s)” the Old Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Old Notes complies with Rule 14e-4 and (c) guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The Exchange Offer-Guaranteed delivery procedures” section of the Prospectus, together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name (Please Type or Print)
Area code and Telephone No.:	Dated: , 200

NOTE:	DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS NOTICE. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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